UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 5, 2006

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer
Identification No.

22 Victoria Street

Hamilton HM 12, Bermuda

(Address of principal executive offices)    (Zip Code)

441-295-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Expansion in South East Asia

On July 6, 2006, the Registrant announced a major expansion of its business in South East Asia with the acquisition of the Pansea hotels group. The approximately $25 million that the Registrant has agreed to pay to acquire the Pansea hotels group is in addition to the $25 million consideration it previously agreed to pay in connection with the acquisition of the Napasai hotel in May 2006. A copy of the related press release is furnished as Exhibit 99 to this Form 8-K.

Divestiture of Harry’s Bar

On June 13, 2006, the Registrant announced that it sold its 49% interest in Harry’s Bar Ltd. in London, England to its partner, Mark Birley Holdings Ltd., for $9.5 million. The shares were independently valued and were sold at that valuation.

Election of New Director

Prudence M. Leith, age 66, was elected to the Registrant’s Board of Directors at the Registrant’s Annual General Meeting of Shareholders held on June 5, 2006. Ms. Leith was the founder, owner and Managing Director of the Leith’s group, which from 1960 until its sale in 1995 to Accor, grew to encompass restaurants, a prestigious London chef school, contract catering, and event and party catering. She has served on the boards of British Railways, Whitbread plc, Halifax plc and Safeway plc, and is currently a director of Woolworths (retailing), Omega International (kitchen furnishings and equipment) and Nations Healthcare (heathcare services).

Amendments to Bye-laws

Subject to and effective on the adoption of final rules by the New York Stock Exchange and the laws of Bermuda, the Registrant’s Board of Directors has approved and its shareholders on June 5, 2006 confirmed amendments to the Registrant’s Bye-Laws 48, 118 and 119. The amendments would permit certain notices and other documents to be given by posting them on the Registrant’s website www.orient-express.com, and notices of its general meetings to be given by posting them on the Registrant’s website or by e-mail, if and to the extent, permitted by the applicable rules of the New York Stock Exchange and the U.S. Securities and Exchange Commission and the laws of Bermuda.

The New York Stock Exchange has proposed amendments to its Listed Company Manual that would permit a listed company to comply with the Exchange requirement to deliver its annual financial statements to its shareholders by making the company’s annual report on Form 10-K available on, or by a link through, its corporate website. In addition, proposals are being considered to amend the Bermuda Companies Act 1981 to permit the delivery of proxy materials to shareholders by posting them on an internet website and the delivery of notices of general meetings through the Registrant’s website or by email. Under these proposed rule changes, companies would be required to deliver paper copies of the proxy materials, notices and Form 10-K to shareholders at their request, at no cost.

The amendments to the Registrant’s Bye-laws will only become effective if the laws of Bermuda and the requirements of the New York Stock Exchange are amended to permit delivery of these materials through the Registrant’s website or by email.

A copy of the Registrant’s Amended Bye-Laws is filed herewith as Exhibit 3 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits:

Exhibit Number	Description of Exhibit
3	Bye-Laws, as amended June 5, 2006 (filed herewith)
99	Press Release, dated July 6, 2006 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

Date: July 6, 2006	By:	/s/ Edwin S. Hetherington
Edwin S. Hetherington
Secretary